UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas		75235-1611
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2016, the Board of Directors of Southwest Airlines Co. (the “Company”) approved the amendment and restatement of the Company’s bylaws (the “Bylaws”), effective as of such date, primarily to implement proxy access. Specifically, the Bylaws were amended to permit a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director candidates constituting up to 20 percent of the Board of Directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Shares that have been loaned during any portion of the three-year holding period count as being owned as long as certain conditions for the recall of shares are met.

In addition, the Bylaws were amended to provide that the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, will be the sole and exclusive forum for certain internal corporate claims (such as claims of breach of fiduciary duty and derivative suits) unless the Company agrees to a different forum. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to this provision.

The amendments to the Bylaws also include various updates, clarifications, and conforming changes, including to the provisions relating to special meeting requests and advance notice requirements for nominations and business proposed by shareholders at annual and special meetings of shareholders.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company, effective November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: November 21, 2016	By:	/s/ Mark R. Shaw
	Name:	Mark R. Shaw
	Title:	Senior Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company, effective November 17, 2016.